Exhibit 107

CALCULATION OF FILING FEE TABLE

Registration Statement Form F-3
(Form Type)

Nanobiotix S.A.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Ordinary Shares, €0.03 nominal value per share(1)	Rule 457(o)	—	—	—	—	—
Fees to Be Paid	Equity	Preferred Shares	Rule 457(o)	—	—	—	—	—
Fees to Be Paid	Other	Warrants	Rule 457(o)	—	—	—	—	—
		Unallocated (Universal) Shelf	Rule 457(o)			$200,000,000	0.0001531	$30,620
Fees to Be Paid	Equity	Ordinary Shares, €0.03 nominal value per share(1)	Rule 457(c)	5,623,816	$3.35(3)	$18,839,784	0.0001531	$2,885
	Total Offering Amounts					$218,839,784		$33,505
	Total Fees Previously Paid							—
	Total Fee Offsets							$15,759
	Net Fee Due							$17,746

(1)
Ordinary shares, €0.03 nominal value per share (“Ordinary Shares”), may be represented by the Registrant’s American Depositary Shares, or ADS. Each ADS represents one Ordinary Share. ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-202488).

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover such indeterminate number of Ordinary Shares as may be issuable with respect to the Ordinary Shares being registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act based upon the price of $3.35 per ADS, which was the average of the high and low prices of the ADS as reported on NASDAQ for March 4, 2025.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Nanobiotix S.A.	F-3	333-262545	February 4, 2022		$15,759	Unallocated (Universal) Shelf	(1)	(1)	$170,000,000
Fee Offset Sources	Nanobiotix S.A.	F-3	333-262545		February 4, 2022						$15,759(1)

(1)
The Registrant previously filed a registration statement on Form F-3 (File No. 333-262545), initially filed on February 4, 2022 and declared effective on February 16, 2022 (the “February 2022 Registration Statement”), which registered an indeterminate number of securities to be sold by the Registrant and had an aggregate initial offering price not to exceed US$200,000,000. The February 2022 Registration Statement was not fully used, resulting in $170,000,000 as the unsold aggregate offering amount. This unused amount represents 85% of the $18,540 of the registration fees on the February 2022 Registration Statement and results in a fee offset of $15,759. The Registrant has terminated or completed any offerings that included the unsold securities under the February 2022 Registration Statement.